SWK Holdings Corporation Announces 2016 Second Quarter

Financial Results

•	Total revenues of $8.6 million for the three months ended June 2016 compared to $5.4 million for the second quarter of 2015

•	For the three months ended June 2016 net loss attributable to SWK Shareholders of $1.0 million, or $0.08 per share, and non-GAAP adjusted net loss of $0.6 million, or $0.04 per share

•	For the six months ended June 2016 net income attributable to SWK Shareholders of $2.1 million, or $0.16 per share, and non-GAAP adjusted net income of $2.5 million, or $0.19 per share

•	Total income producing assets (defined as finance receivables, marketable securities and investment in unconsolidated subsidiaries less non-controlling interests) were $81.9 million as of June 30, 2016

•	Book value of $13.62 per share as of June 30, 2016

•	$76.6 million of cash available for deployment

•	YTD through August 10, closed four new financings deploying $32.0 million at a weighted average 15.5% GAAP projected effective yield

•	For the three months ended June 2016 two SWK partners were acquired by strategic buyers; YTD three SWK partners have been acquired by strategic buyers

•	Exited SynCardia debt and equity positions for a $7.2 million cash payment plus additional certain future contingent payments

Dallas, TX, August 10, 2016 – SWK Holdings Corporation (SWKH.OB) (“SWK” or the “Company”), a life science focused specialty finance company, announced its second quarter 2016 financial results.

Winston Black, Chief Executive Officer of SWK, stated, “We have made good progress this quarter executing on our pipeline, closing four transactions in the past two months. While we are disappointed with the performance of the SynCardia position, exiting it illustrates our efforts to resolve our underperforming assets in order to focus management time on building and executing our pipeline. With four total position exits year-to-date we are well capitalized with $77 million of cash on the balance sheet.”

Portfolio Overview

As of June 30, 2016, the Company's total income producing assets were approximately $81.9 million as compared to $108.3 million as of December 31, 2015.

(in thousands)	June 30,	December 31,
	2016	2015

Finance receivables	$74,702	$99,346
Marketable investments	3,702	5,286
Investment in unconsolidated subsidiary	7,486	7,988
Less non-controlling interest	(4,028)	(4,299)
Total income producing assets	$81,862	$108,321

Note:

•	The table above does not include $12.0 million of capital deployed in two new transactions after June 30, 2016

Year-to-date through August 10, 2016, SWK has originated four new deals deploying $32.0 million of incremental capital at a weighted average GAAP projected effective yield of 15.5%. SWK has an additional $6.8 million of commitments to these four companies that may be drawn if certain milestones are met.

As of June 30, 2016, SWK had equity positions in two companies with a fair value of $1.6 million and warrant positions in two public companies with a fair value of $0.9 million. SWK also has warrant positions in five private companies; warrants in private companies are typically carried at zero unless the warrants are realized.

Results of Operations

Revenues

SWK generated revenues of $8.6 million for the three months ended June 30, 2016, driven primarily by $6.5 million in interest and fees earned on its finance receivables, and $2.1 million in income related to its investment in an unconsolidated partnership. SWK generated revenues of $5.4 million for the three months ended June 30, 2015, driven primarily by $4.1 million in interest and fees earned on finance receivables and marketable securities, and $1.3 million in income related to its investment in an unconsolidated partnership. The increase in revenue is primarily driven by two loan pay-offs, which were partially responsible for an increase in interest and fees of $2.4 million as well as an increase of $0.8 million in income related to SWK’s investment in an unconsolidated partnership when compared to the three months ended June 30, 2015.

Provision for Loan Credit Losses and Impairment Expense

SWK recognized debt and equity security impairment expense and during the three months ended June 30, 2016 of $1.3 million. Also during the three months ended June 30, 2016, SWK recorded an impairment expense for a loan write-off of $5.3 million. No security impairment expense was recognized during the three months ended June 30, 2015.

SWK recognized an allowance for credit loss on a royalty purchase $1.7 million during the three months ended June 30, 2016. SWK recognized impairment expense on the warrants and fair value of a finance receivable of $0.7 million and $1.9 million, respectively, during the three months ended June 30, 2015.

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During the three-month period ended June 30, 2016 provisions for loan credit losses and impairments were taken on the following positions:

•	$5.3 million impairment on SynCardia. On June 24, 2016, SWK sold 100% of its debt and equity interests to an affiliate of Versa Capital Management for upfront cash consideration of $7.2 million plus additional certain future contingent payments. SWK has no additional funding commitments to SynCardia.
•	$1.7 million allowance for credit loss for Besivance royalty due to lower expected future sales
•	$0.7 million debt security impairment expense for women’s health secured royalty financing due to lower expected future sales
•	$0.6 million equity security impairment for the continued stock price decline of Cancer Genetics public equity

General and Administrative

General and administrative expenses consist primarily of compensation, stock-based compensation and related costs for management, staff, Board of Directors, legal and audit expenses, and corporate governance. General and administrative expenses decreased to $0.8 million for the three months ended June 30, 2016 from $0.9 million for the three months ended June 30, 2015, due to decreased salary, bonus and stock-based compensation expenses, and interest expense. This decrease was offset by increases in professional fees.

Interest Expense

SWK recognized no interest expense during the three months ended June 30, 2016 and three months ended June 30, 2015.

Other Income (Expense), Net

Other expense for the three months ended June 30, 2016, reflected a net fair market value gain of $0.5 million on warrant derivatives compared to a $1.6 million fair market value loss for the three months ended June 30, 2015.

Provision for Income Taxes and Deferred Tax Assets

SWK has incurred net operating losses on a consolidated basis for all years from inception through 2012. Accordingly, the Company has historically recorded a valuation for the full amount of gross deferred tax assets, as the future realization of the tax benefit was not “currently more likely than not.” SWK believes that it is more likely than not that the Company will be able to realize approximately $16.8 million benefit of the U.S. federal and state deferred tax assets in the future.

As of June 30, 2016, SWK had NOLs for federal income tax purposes of $405.0 million. The federal net operating loss carryforwards if not offset against future income, will expire by 2032, with the majority expiring by 2021. The Company also had federal research credit carryforwards of $2.7 million. The federal credits will expire by 2029.

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Liquidity and Capital Resources

As of June 30, 2016, SWK had $76.6 million in cash and cash equivalents, compared to $47.3 million in cash and cash equivalents as of December 31, 2015.

Net cash provided by operating activities was $5.8 million for the six months ended June 30, 2016, which primarily consisted of net income of $4.0 million and noncash adjustments of $2.5 million. The noncash adjustments were primarily attributable to $8.6 million in provision for credit losses and impairment expense and $0.2 million in stock compensation expense, offset by $3.8 million from equity income on an investment in an unconsolidated entity and $2.0 million in loan discount amortization and fee accretion.

The Company’s investing activities provided positive cash flow of $25.7 million for the six months ended June 30, 2016, driven by net receipts of $20.4 million from finance receivables, $4.3 million in cash distributions received from an investment in an unconsolidated entity, and $1.0 million in cash received for settlement of warrants.

The Company’s financing activities had negative cash flow of $2.2 million for the six months ended June 30, 2016, consisting of the $2.2 million in cash distributions to non-controlling interests.

Adjusted Net Income

Net loss in accordance with generally accepted accounting principles in the U.S. (“GAAP”) for the three-month period ending June 30, 2016, was $1.0 million, or $0.08 per diluted share. Non-GAAP adjusted net loss for the three-month period ending June 30, 2016, was $0.6 million, or $0.04 per diluted share

The following tables provide a reconciliation of SWK’s reported (GAAP) income before provision for income tax to SWK’s adjusted net income attributable to SWK Holdings Corporation stockholders (Non-GAAP) for the three months ended June 30, 2016 and ended June 30, 2015. Adjusted net income eliminates provisions for warrant-related debt issuance costs, income taxes, and non-cash mark-to-market changes on warrant assets and SWK’s warrant liability.

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(in thousands, except per share data)	Quarter Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Income before provision for income tax	$44	$303	$3,982	$4,877
Plus : one-time write-off of warrant-related debt issuance costs	—	—	—	155
Plus : loss (gain) in fair market value of warrants	(471)	1,559	(441)	1,188
Plus: gain on realized warrants	931	—	931	—
Less : loss related to Response Genetics warrants	—	(802)	—	(802)
Adjusted income before provision for income tax	504	1,060	4,472	5,417
Non-GAAP provision for income taxes	—	—	—	—
Non-GAAP consolidated net income	504	1,060	4,472	5,417
Non-GAAP adjusted net income attributable to non-controlling interest	1,090	678	1,931	1,489
Non-GAAP adjusted net income (loss) attributable to SWK Holdings Corporation Stockholders	$(586)	$382	$2,541	$3,928

Non-GAAP adjusted basic income (loss) per share(1)	$(0.04)	$0.03	$0.19	$0.30
Non-GAAP adjusted diluted income (loss) per share(1)	$(0.04)	$0.03	$0.19	$0.30

(1) Common stock and share data at June 30, 2015 has been adjusted retroactively to reflect a net 1-for-10 reverse stock split effective October 7, 2015

Note:

•	All references to growth rate percentages and shares compare the results of the period to those of the prior year comparable period.

•	The Company reports its financial results in accordance with GAAP. However, management believes that certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing the Company’s ongoing performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. The Company’s non-GAAP financial information does not represent a comprehensive basis of accounting. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company's performance.

•	Non-GAAP adjusted net income (loss) and its components and Non-GAAP adjusted basic and diluted EPS are not, and should not be viewed as, substitutes for GAAP net income (loss) and its components and basic and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, we stress that these are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income (loss) and its components (unlike U.S. GAAP net income (loss) and its components) may not be comparable to the calculation of similar measures of other companies.

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About SWK Holdings Corporation

SWK Holdings Corporation is a specialized finance company with a focus on the global healthcare sector. SWK partners with ethical product marketers and royalty holders to provide flexible financing solutions at an attractive cost of capital to create long-term value for both SWK’s business partners and its investors. SWK believes its financing structures achieve an optimal partnership for companies, institutions and inventors seeking capital for expansion or capital and estate planning by allowing its partners to monetize future cash flow with minimal dilution to their equity stakes. As of August 10, 2016, SWK and its partners have executed transactions with twenty-two different partner companies under its strategy, deploying approximately $272 million across a variety of opportunities. Additional information on the life science finance market is available on the Company’s website at www.swkhold.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect SWK’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” in SWK’s Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect the Company’s future financial results and could cause actual results to differ materially from those expressed in such forward-looking statements. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause the Company’s actual results to differ materially from expected and historical results. You should not place undue reliance on any forward-looking statements, which speak only as of the date they are made. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

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SWK HOLDINGS CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

Derived from unaudited financial statements

	June 30, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$76,617	$47,287
Accounts receivable	1,364	1,127
Finance receivables	74,702	99,346
Marketable investments	3,702	5,286
Investment in unconsolidated entities	7,486	7,988

Deferred tax asset	16,833	16,833
Warrant assets	866	1,900
Other assets	645	720
Total assets	$182,215	$180,487

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$719	$788
Warrant liability	189	259
Total liabilities	908	1,047

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 250,000,000 shares authorized; 13,126,058, and 13,115,909 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	13	13
Additional paid-in capital	4,433,068	4,432,926
Accumulated deficit	(4,255,747)	(4,257,798)
Accumulated other comprehensive income	(55)	—
Total SWK Holdings Corporation stockholders’ equity	177,279	175,141
Non-controlling interests in consolidated entities	4,028	4,299
Total stockholders’ equity	181,307	179,440
Total liabilities and stockholders’ equity	$182,215	$180,487

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SWK HOLDINGS CORPORATION

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(in thousands, except per share data)

Derived from unaudited financial statements

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Revenues
Finance receivable interest income, including fees	$6,457	$3,965	$9,927	$8,111
Marketable investments interest income	—	88	92	177
Income related to investments in unconsolidated entities	2,143	1,339	3,802	2,890
Other	11	9	26	24
Total revenues	8,611	5,401	13,847	11,202
Costs and expenses:
Provision for loan credit losses	1,659	2,594	1,659	2,594
Security impairment expense	6,590	—	6,929	—
Interest Expense	—	—	—	381
General and administrative	789	945	1,718	2,162
Total costs and expenses	9,038	3,539	10,306	5,137
Other (expense) income, net:
Unrealized net gain (loss) on derivatives	471	(1,559)	441	(1,188)
Income before benefit from income taxes	44	303	3,982	4,877
Provision for income tax	—	—	—	1,506
Consolidated net income	44	303	3,982	3,371
Net income attributable to non-controlling interests	1,090	678	1,931	1,489
Net income (loss) attributable to SWK Holdings Corporation Stockholders	$(1,046)	$(375)	$2,051	$1,882
Net income per share attributable to SWK Holdings Corporation Stockholders(1):
Basic	$(0.08)	$(0.03)	$0.16	$0.14
Diluted	$(0.08)	$(0.03)	$0.16	$0.14
Weighted Average Shares(1):
Basic	13,126	13,001	13,123	12,999
Diluted	13,126	13,001	13,126	13,004

(1) Common stock and per share data for the three and six months ended June 30, 2015, has been adjusted retroactively to reflect a net 1-for-10 reverse stock split effective October 7, 2015.

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SWK HOLDINGS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

Derived from unaudited financial statements

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Consolidated net income	$3,982	$3,371
Adjustments to reconcile net income to net cash provided by operating activities:
Income from investments in unconsolidated entities	(3,802)	(2,890)
Provision for loan credit losses	1,659	2,594
Impairment expense	6,929	—
Change in fair value of warrants	(441)	1,118
Deferred income taxes	—	1,506
Loan discount amortization and fee accretion	(2,038)	(670)
Interest income in excess of cash collected	—	(523)
Stock-based compensation	205	346
Debt issuance cost amortization	—	381
Property and equipment depreciation	9	3
Changes in operating assets and liabilities:
Accounts receivable	(237)	(725)
Other assets	(347)	(70)
Accounts payable and other liabilities	(131)	50
Net cash provided by operating activities	5,788	4,561

Cash flows from investing activities:
Cash distributions from investments in unconsolidated entities	4,304	3,445
Cash received for settlement of warrants	1,014	—
Net decrease (increase) in finance receivables	20,430	(36,532)
Marketable investment principal payment	—	80
Other	(4)	(50)
Net cash provided by (used in) investing activities	25,744	(33,057)

Cash flows from financing activities:
Costs of common stock issuance	—	(10)
Distribution to non-controlling interests	(2,202)	(1,787)
Net cash used in financing activities	(2,202)	(1,797)

Net increase in cash and cash equivalents	29,330	(30,293)
Cash and cash equivalents at beginning of period	47,287	58,728
Cash and cash equivalents at end of period	$76,617	$28,435

CONTACT: SWK Investor Relations at (972) 687-7250 or investor.relations@swkhold.com.

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